QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED,
AIG GLOBAL SPORTS AND ENTERTAINMENT FUND, L.P.,
AIG GLOBAL EMERGING MARKETS FUND, L.L.C.,
GEM PARALLEL FUND, L.P.
and
DUKE HOTELS LIMITED

Dated as of December 31, 2002

i

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT, dated as of December 31, 2002 (this "Agreement"), is made and entered into by and among Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), AIG Global Sports and Entertainment Fund, L.P., a limited partnership organized under the laws of the Cayman Islands ("AIG GSEF"), AIG Global Emerging Markets Fund, L.L.C., a limited liability company organized under the laws of the State of Delaware ("AIG Gem"), GEM Parallel Fund, L.P., a limited partnership organized under the laws of the State of Delaware ("AIG Gem Parallel," and collectively with AIG GSEF and AIG Gem, the "Lead Investors") and Duke Hotels Limited, a limited company organized under the laws of the Bahamas (the "Co-Investor," and together with the Lead Investors, the "Investors").

        WHEREAS, pursuant to the Stock Purchase Agreement, dated as of December 31, 2002 (the "Stock Purchase Agreement"), by and among the Company and the Investors, the Company has agreed to issue and sell to the Investors, on the terms and conditions set forth therein, an aggregate of 559,950 shares of Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), of the Company; and

        WHEREAS, in order to induce each of the Investors to purchase shares of Series C Preferred Stock, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    As used in this Agreement, the following terms have the meanings indicated:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Agreement" mean this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Approved Underwriter" has the meaning set forth in Section 3(f) of this Agreement.

          "Authorized Preferred Stock Issuance" has the meaning set forth in the Certificate of Designation.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the Commonwealth of Virginia are authorized or required by law or executive order to close.

          "Certificate of Designation" means the Certificate of Designation in respect of the Series C Preferred Stock as on file with the Secretary of State of the State of Delaware as of the date hereof.

          "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Underwriter" has the meaning set forth in Section 4(a) of this Agreement.

          "Demand Registration" has the meaning set forth in Section 3(a) of this Agreement.

          "Designated Holder" means each of the Investor Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this

  Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 (or any successor rule thereto).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as promulgated by the SEC.

          "Form S-3 Registration" has the meaning set forth in Section 5 of this Agreement.

          "Holders' Counsel" has the meaning set forth in Section 7(a)(i) of this Agreement.

          "Incidental Registration" has the meaning set forth in Section 4(a) of this Agreement.

          "Indemnified Party" has the meaning set forth in Section 8(c) of this Agreement.

          "Indemnifying Party" has the meaning set forth in Section 8(c) of this Agreement.

          "Initiating Holders" has the meaning set forth in Section 3(a) of this Agreement.

          "Inspector" has the meaning set forth in Section 7(a)(vii) of this Agreement.

          "Investor Stockholders" means the Investors and any Affiliates thereof that, on or after the date hereof, acquire Registrable Securities.

          "Liability" has the meaning set forth in Section 8(a) of this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "New Investor" has the meaning set forth in Section 3(e)(i) of this Agreement.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Public Offering" means any public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

          "Records" has the meaning set forth in Section 7(a)(vii) of this Agreement.

          "Registrable Securities" means each of the following: (a) any and all shares of Common Stock issued or issuable upon conversion of any shares of Series C Preferred Stock held by any Designated Holder, (b) any shares of Common Stock issued or issuable to any of the Designated Holders by way of stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise, in each case with respect to shares of Series C Preferred Stock or shares of Common Stock referred to in clause (a) above or (c) below and (c) any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange of shares of Series C Preferred Stock or shares of Common Stock referred to in (a) or (b) above.

          "Registration Expenses" has the meaning set forth in Section 7(d) of this Agreement.

          "Registration Statement" means a registration statement filed pursuant to the Securities Act.

          "SEC" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Series C Preferred Stock" has the meaning set forth in the recitals to this Agreement.

          "Stock Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

          "Valid Business Reason" has the meaning set forth in Section 3(a) of this Agreement.

        2.    General; Securities Subject to this Agreement.    (a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

          (b)    Registrable Securities.    For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, or (iii) the Registrable Securities are held by a Person not entitled to the registration rights granted by this Agreement.

          (c)    Holders of Registrable Securities.    A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

        3.    Demand Registration.    (a) Request for Demand Registration. At any time from and after the date hereof, the Designated Holders holding at least two-thirds (2/3) of the Registrable Securities (the "Initiating Holders"), may make a written request to the Company to register, and the Company shall register, under the Securities Act and on an appropriate registration statement form as reasonably determined by the Company and approved by the Initiating Holders, such approval not to be unreasonably withheld, conditioned or delayed (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (x) more than two (2) such Demand Registrations (subject to Section 3(e)(ii) below) or (y) any Demand Registration in which the aggregate proceeds to the Initiating Holders are expected to be less than ten million dollars ($10,000,000). If following receipt of a written request for a Demand Registration the Board of Directors, in its reasonable and good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "Valid Business Reason"), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than one hundred fifty (150) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

          (b)    Incidental or "Piggy-Back" Rights with Respect to a Demand Registration.    Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may offer its Registrable Securities under any Demand Registration pursuant to this Section 3(b). Within five (5) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders.

          (c)    Effective Demand Registration.    The Company shall use all commercially reasonable efforts to cause any such Demand Registration to be filed not later than sixty (60) days after it receives a request under Section 3(a) hereof and to become and remain effective as soon as practicable thereafter but, in any event, not later than ninety (90) days after such filing. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) one hundred fifty (150) days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

          (d)    Expenses.    The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

          (e)    Underwriting Procedures.    (i) If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use all commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company in its reasonable opinion that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration by removing from such registration securities owned, first by the Company, second by the Designated Holders other than the Initiating Holders (pro rata based on the number of Registrable Securities owned by each such Designated Holder) and third by the Initiating

  Holders (pro rata based on the number of Registrable Securities owned by each such Initiating Holder); provided, however, that in the event that any firm commitment to purchase any preferred stock of the Company pursuant to an Authorized Preferred Stock Issuance is entered into between the Company and any third-party purchaser(s) (each, a "New Investor") (such commitment to be subject only to such shareholder approval of the issuance of such new preferred stock as may be required by applicable law or regulation) within forty-five (45) days of the date hereof and, in connection with such issuance, any New Investor is granted registration rights in accordance with Section 10(b) hereof permitting such New Investor to exercise piggyback registration rights with respect to any Demand Registration initiated pursuant to Section 3(a) above and any such New Investor exercises such piggyback registration rights such that the Approved Underwriter advises the Company in its reasonable opinion that the aggregate amount of securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such Demand Registration only the aggregate amount of Registrable Securities plus registrable securities of the New Investors that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such Demand Registration by removing from such registration securities owned, first by the Company and second by the New Investors, the Initiating Holders and the Designated Holders other than the Initiating Holders (pro rata based on the amount of securities requested to be included in such registration by such New Investors, Initiating Holders and Designated Holders).

            (ii)  If any Initiating Holders make a request for a Demand Registration and, pursuant to Section 3(e)(i) above, the Approved Underwriter advises the Company to reduce the aggregate amount of Registrable Securities requested to be included in such offering such that less than sixty-seven percent (67%) of the Registrable Securities requested to be included by such Initiating Holders are ultimately included in such Demand Registration, such Initiating Holders shall have the right to require the Company to effect an additional Demand Registration provided that such additional Demand Registration satisfies the requirements, and is subject to the terms and conditions, of Section 3(a) above.

          (f)    Selection of Approved Underwriter.    If any Demand Registration pursuant to Section 3(a) or Form S-3 Registration pursuant to Section 5 of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders, such approval not to be unreasonably withheld, conditioned or delayed.

        4.    Incidental or "Piggy-Back" Registration.    (a) Request for Incidental Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use all commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company or on the account of the selling stockholder that caused the registration statement that has triggered the Incidental Registration to be filed, as the case may be; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Designated Holder; and third, any other securities requested to be included in such offering; provided, however, that in the event that any firm commitment to purchase any preferred stock of the Company pursuant to an Authorized Preferred Stock Issuance is entered into between the Company and any New Investor (such commitment to be subject only to such shareholder approval of the issuance of such new preferred stock as may be required by applicable law or regulation) within forty-five (45) days of the date hereof and, in connection with such issuance, any New Investor is granted registration rights in accordance with Section 10(b) hereof permitting such New Investor to exercise demand registration rights or piggyback registration rights with respect to any registration described in this Section 4(a) and any such New Investor exercises such demand or piggyback registration rights and, in connection therewith, any Designated Holder requests to participate in such registration pursuant to this Section 4(a) such that the Company Underwriter advises the Company in its reasonable opinion that the aggregate amount of securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without any such material adverse effect, first, all of the securities to be offered on the account of the Company or on the account of the selling stockholder that caused the registration statement that has triggered the Incidental Registration to be filed, as the case may be, provided such selling stockholder is not a New Investor; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4 and the securities to be offered for the account of any New Investor (pro rata based on the amount of securities requested to be included in such registration by such Designated Holders and New Investors); and third, any other securities requested to be included in such offering.

          (b)    Expenses.    The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

        5.    Registration on Form S-3.    For so long as the Company is qualified to the use Form S-3 or any successor form, in addition to the rights contained in the forgoing provisions of this Agreement, the Initiating Holders shall have the right at any time and from time to time to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holder or Initiating Holders, as the case may be) and the Company shall use its commercially reasonable efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3), but in any event within sixty (60) days; provided, however, that the aggregate proceeds for any such requested registration shall be expected to exceed $1,000,000; and provided further, however, that the Company shall not be obligated to file more than one Form S-3 requested by the Initiating Holders in any six (6) month period. Any request for registration pursuant to this Section 5 (a "Form S-3 Registration") shall not be counted as a Demand

Registration pursuant to Section 3(a) hereof. If, following receipt of a written request for a Form S-3 Registration, the Board of Directors, in its reasonable and good faith judgment, determines that any registration of Registrable Securities should not be made or continued because of a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to such Form S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than one hundred fifty (150) days, and (y) in case a Registration Statement has been filed relating to a Form S-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 5 more than once in any twelve (12) month period. The Company shall give written notice to all other Designated Holders of the receipt of a request for registration pursuant to this Section 5 and shall provide a reasonable opportunity for such other Designated Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 3(e), including, without limitation, the provisions relating to the exclusion of other securities prior to any reduction of Registrable Securities included in any such underwriting, shall apply to all participants in such offering. Notwithstanding the foregoing, the Company shall not be required to effect registration under this Section 5 if nationally recognized counsel for the Company, which counsel shall be reasonably acceptable to the Initiating Holders requesting registration under this Section 5, shall deliver an opinion addressed to such Initiating Holders that, pursuant to Rule 144 under the Securities Act or otherwise, such Initiating Holders can publicly sell the Registrable Securities as to which registration has been requested in a three-month period without registration under the Securities Act and without any limitation with respect to offerees, manner of offering or the size of the transaction.

        6.    Holdback Agreements.    (a) Restrictions on Public Sale by Designated Holders. To the extent (i) requested (A) by the Company or the Initiating Holders, as the case may be, in the case of a non-underwritten Public Offering and (B) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten Public Offering and (ii) all of the Company's officers and directors execute agreements identical to those referred to in this Section 6(a), each Designated Holder agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a public sale with respect to any Registrable Securities and (y) not to make any request for a Demand Registration or Form S-3 Registration under this Agreement, during the one hundred eighty (180) day period or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of the Registration Statement (except as part of such registration) for such Public Offering. No Designated Holder of Registrable Securities subject to this Section 6(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) unless all other Designated Holders of Registrable Securities subject to the same obligation are also released. All Designated Holders of Registrable Securities shall be automatically released from any obligations under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) immediately upon the expiration of the 180-day period.

          (b)    Restrictions on Public Sale by the Company.    The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) one hundred eighty (180) days after the effective date of such Registration Statement (except as part of such registration).

        7.    Registration Procedures.    (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, 4 or 5 of this Agreement, the Company shall use all commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as reasonably practicable, and in connection with any such request, the Company shall, as expeditiously as reasonably practicable:

              (i)  prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an adequate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all action required to prevent the entry of such stop order or to remove it if entered;

            (ii)  prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) one hundred fifty (150) days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

            (iii)  furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (iv)  use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

            (v)  notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (vi)  enter into and perform customary agreements (including an underwriting agreement containing representations, warranties, covenants and indemnities for securities law matters and otherwise in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3(f) or Section 4(a), as the case may be) and take such other actions as are customary, prudent and reasonably necessary in order to expedite or facilitate the disposition of such Registrable Securities on a basis consistent with the terms and conditions of this Agreement, including, to the extent reasonably requested by any Approved Underwriter or Company Underwriter, causing its officers to participate in "road shows" and other information meetings organized by such Approved Underwriter or Company Underwriter, as the case may be;

          (vii)  make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (viii)  if such sale is pursuant to an underwritten offering, obtain "cold comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter reasonably requests;

            (ix)  furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, if reasonably available, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

            (x)  comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (xi)  use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (xii)  reasonably cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

          (xiii)  take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby in accordance with the terms and conditions hereof.

          (b)    Seller Information.    The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          (c)    Notice to Discontinue.    Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

          (d)    Registration Expenses.    The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any reasonable legal fees, charges and expenses incurred by one counsel for the Investor Stockholders (on submission to the Company of reasonable documentation evidencing such fees, charges and expenses). All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities.

        8.    Indemnification; Contribution.    (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "Liability" and collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 7(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

          (b)    Indemnification by Designated Holders.    In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, 4 or 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates plus any actual out-of-pocket costs and expenses incurred by the Company as Liabilities that are directly attributable to such statement or alleged statement or omission that was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus.

          (c)    Conduct of Indemnification Proceedings.    Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party"), which notice shall include the basis of such claim, in reasonable detail concerning the facts giving rise to such claim and the Liabilities for which the Indemnified Party is seeking indemnification (or a reasonable good faith estimate thereof), after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of any such matter is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

          (d)    Contribution.    If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering plus any actual out-of-pocket costs and expenses incurred by the Company as Liabilities that are directly attributable to the statement or alleged statement or omission that was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in the Registration Statement or prospectus.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        9.    Rule 144.    The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

        10.    Miscellaneous.    (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Series C Preferred Stock, (ii) any and all shares of Common Stock into which the shares of Series C Preferred Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Series C Preferred Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall use all commercially reasonable efforts to cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

          (b)    No Inconsistent Agreements.    For so long as the Investor Stockholders hold at least ten percent (10%) of the total outstanding voting securities or voting power of the Company as determined on an as converted and fully diluted basis, no registration rights for the registration of securities under the Securities Act or otherwise shall be granted by the Company after the date hereof without the prior consent of a majority of the non-employee directors of the Company, voting together as a group, unless such registration rights are subordinate to the rights granted herein or such registration rights relate to the securities of a subsidiary of the Company; provided, however, that in the event that any firm commitment to purchase any preferred stock of the Company pursuant to an Authorized Preferred Stock Issuance is entered into between the

  Company and any New Investor (such commitment to be subject only to such shareholder approval of the issuance of such new preferred stock as may be required by applicable law or regulation) and, in connection with such issuance, registration rights for the registration of securities of the Company under the Securities Act are granted by the Company to such New Investor on terms that are consistent with clause (v) of the definition of Authorized Preferred Stock Issuance in the Certificate of Designation and Sections 3(e) and 4(a) hereof, then this Section 10(b) shall not apply to the granting of such registration rights and the Investor Stockholders agree to amend this Agreement concurrently with such issuance of preferred stock to such New Investor to the extent necessary to ensure that the registration rights granted to such New Investor and the registration rights granted hereunder will be consistent with one another and that the registration rights granted to such New Investor will be no more favorable than the registration rights of the Investor Stockholders.

          (c)    Remedies.    The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages (excluding incidental, consequential or punitive damages), shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

          (d)    Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Investor Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the Investor Stockholders; provided, however, that to the extent any amendment or waiver shall adversely affect any specific Investor Stockholder or group of Investor Stockholders but not all of the Investor Stockholders as a class, such amendment or waiver shall require the prior written consent of each Investor Stockholder so adversely affected. Any such written consent shall be binding upon the Company and all of the Designated Holders.

          (e)    Notices.    All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

(i) if to the Company, to:
Primus Telecommunications Group, Incorporated 1700 Old Meadow Road McLean, VA 22102 Facsimile: (703) 902-2814 Attention: John F. DePodesta, Executive Vice President
with copies to:
Primus Telecommunications Group, Incorporated 1700 Old Meadow Road McLean, VA 22102 Facsimile: (703) 902-2814 Attention: Danielle O. Saunders, General Counsel
and

Kelley Drye & Warren LLP 8000 Towers Crescent Drive Suite 1200 Vienna, VA 22182 Facsimile: (703) 918-2450 Attention: Joseph B. Hoffman, Esq.
(ii) if to any of the Lead Investors, to:

AIG Global Sports and Entertainment Fund, L.P.
AIG Global Emerging Markets Fund, L.L.C.
GEM Parallel Fund, L.P.
c/o AIG Capital Partners, Inc.
175 Water St., 23rd Floor
New York, NY 10038
Facsimile: (212) 458-2153
Attention: Corporate Counsel
with copies to:
PH Capital, LLC 1266 East Main Street 4th Floor Stamford, CT 06902 Facsimile: (203) 921-2448 Attention: Geoff Hamlin
and
Pillsbury Winthrop LLP Financial Centre 695 East Main Street Stamford, CT 06901 Facsimile: (203) 965-8226 Attention: Robert J. Rawn, Esq.
(iii) if to the Co-Investor, to:
Duke Hotels Limited c/o Greenaap Consultants Ltd. 66 Merrion Square Dublin 2, Ireland Facsimile: +353 (1) 662-0506 Attention: Ian Buchanan
with copies to:
c/o AIG Capital Partners, Inc. 175 Water St., 23rd Floor New York, NY 10038 Facsimile: (212) 458-2153 Attention: Corporate Counsel

          (iv)  if to any other Designated Holder, at its address as it appears on the record books of the Company.

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service by 5:00 pm EST on a Business Day, otherwise, on the next succeeding Business Day; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, by 5:00 pm EST on a Business Day, if sent via facsimile, otherwise, on the next succeeding Business Day. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

          (f)    Successors and Assigns; Third Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights and other related rights of the Investor Stockholders and the Designated Holders as set forth herein shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security so long as such transferee agrees to be bound by this Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, with respect to the limited class of other Persons identified specifically therein, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i)    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          (j)    Consent to Jurisdiction.    To the extent permitted by applicable law, any judicial proceeding brought in connection with this Agreement must be brought in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such court and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum and (iii) waives personal service of process and consents to service of process upon it by certified or registered mail, return receipt requested, at its address specified or determined in accordance with Section 10(e) hereof, and service so made shall be deemed completed on the fifth Business Day after such service is deposited in the mail. Nothing in this Section 10(j) shall affect the right of any party hereto to serve process in any other manner permitted by applicable law.

          (k)    Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          (l)    Rules of Construction.    Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

          (m)    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          (n)    Further Assurances.    Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          (o)    Other Agreements.    Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
By:
Name: Title:
AIG GLOBAL SPORTS AND ENTERTAINMENT FUND, L.P.
By:	AIG GSEF, L.P., its General Partner
By:	AIG GSEF INVESTMENTS, LTD., its General Partner
By:
Name: Title:
AIG GLOBAL EMERGING MARKETS FUND, L.L.C.
By:	AIG Capital Management Corp., its Managing Member
By:
Name: Title:
GEM PARALLEL FUND, L.P.
By:	AIG Capital Management Corp., its General Partner
By:
Name: Title:
DUKE HOTELS LIMITED
By:
Name: Title:

QuickLinks

REGISTRATION RIGHTS AGREEMENT by and among PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, AIG GLOBAL SPORTS AND ENTERTAINMENT FUND, L.P., AIG GLOBAL EMERGING MARKETS FUND, L.L.C., GEM PARALLEL FUND, L.P. and DUKE HOTELS LIMITED
TABLE OF CONTENTS